Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Equity Income Fund--Concept Series Tele-Global Trust, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 33-49831 of our opinion dated November 30, 1995 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
December 20, 1995